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                                (Form of Proxy)
                                DOUBLECLICK INC.
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 23, 1999
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of DoubleClick Inc. hereby appoints Kevin J. O'Connor and Kevin P. Ryan, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of DoubleClick Inc. to be held at 8:30 a.m., local time, on November 23, 1999, at 80 Fifth Avenue, 17th Floor, New York, New York 10011.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AMONG DOUBLECLICK INC., ABACUS DIRECT CORPORATION AND ATLANTA MERGER CORP.

   / /  FOR               / /  AGAINST               / /  ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL OF THE SHARE ISSUANCE UNDER THE MERGER AGREEMENT

   / /  FOR               / /  AGAINST               / /  ABSTAIN

3.  APPROVAL OF THE DOUBLECLICK INC. EMPLOYEE STOCK PURCHASE PLAN

   / /  FOR               / /  AGAINST               / /  ABSTAIN

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors recommends a vote FOR each of the proposals.
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   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1,
    PROPOSAL 2 AND PROPOSAL 3.

                                          Please date and sign exactly as your
                                          name appears on the envelope in which
                                          this material was mailed. If shares
                                          are held jointly, each stockholder
                                          should sign. Executors,
                                          administrators, trustees, etc. should
                                          use full title and, if more than one,
                                          all should sign. If the stockholder is
                                          a corporation, please sign full
                                          corporate name by an authorized
                                          officer. If the stockholder is a
                                          partnership, please sign full
                                          partnership name by an authorized
                                          person.

                                          --------------------------------------
                                          Name(s) of Stockholder

                                          --------------------------------------
                                          Signature(s) of Stockholder

                                          Dated:
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